February 8, 2008
                                                      Contact: Charles J. Viater
                                                                   President/CEO


                   MFB Corp. ANNOUNCES FIRST QUARTER EARNINGS

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of $342,000 or $0.26 diluted earnings per share for the three months ended December 31, 2007, a decrease from $1.2 million or $0.84 diluted earnings per share for the three months ended December 31, 2006.

Charles J. Viater, President and CEO, stated "We are pleased that our increase in interest income outpaced the increase in interest expense during the quarter and that we've seen growth in trust and brokerage income generated from the acquisition that occurred at the end of September. Despite the one time events discussed below that reduced net income for the quarter, core earnings remain strong."

In addition, as announced on January 18, 2008, the Board of Directors has declared a cash dividend of $0.190 per share of common stock for the quarter ended December 31, 2007. The dividend is payable on February 12, 2008 to holders of record on January 29, 2008.

MFB Corp's net interest income before provision for loan losses for the three month period ended December 31, 2007 was $3.2 million compared to $3.1 million for the same period last year. The increase was primarily due to an increase in interest income on loans partially offset by an increase in interest expense on FHLB advances. Interest expense on deposits decreased slightly to $2.5 million for the quarter ended December 2007 compared to $2.6 million for the quarter ended December 2006, while expense for borrowings increased to $1.7 million from $1.5 million for the comparable periods. Total interest income earned was $7.4 million for the quarter ended December 2007 and $7.1 million for the same quarter in 2006.

MFB recorded a negative provision for loan losses of $94,000 for the quarter ended December 31, 2007 compared to a negative provision for loan losses of $1.1 for the same period last year. The negative provision for loan losses during the three months ended December 31, 2007 was primarily related to the repayment of a commercial loan which had previously been fully reserved and was offset slightly by provision increases for nonaccrual loans. The negative provision during the quarter ended December 31, 2006 was predominantly related to the repayment of two commercial loans which previously had significant allowance for loan losses allocations. The percentage of non-performing assets to total loans increased from 1.29% at September 30, 2007 to 1.35% at December 31, 2007.

Noninterest income decreased from $1.6 million at quarter end December 31, 2006 to $1.4 million at December 31, 2007. This decrease in noninterest income was primarily due to a $350,000 other-than-temporary impairment charge related to an investment in preferred stock issued by the Federal National Mortgage Association ("Fannie Mae"). Recent capital needs at Fannie Mae and Freddie Mac, the Federal Home Loan Mortgage Corporation, resulted in new issuances of higher yielding preferred stocks by these two companies, and coupled with continued turmoil in the housing and credit markets, have resulted in significant swings in the market value of these securities. The Fannie Mae security has consistently held an unrealized loss position during the latter part of the quarter ending December 31, 2007. Based upon the structure of the recently issued securities and its impact on the Company's existing security, management determined the impairment to be other-than-temporary. Due to the uncertainty of future market conditions and how they might impact the financial performance of Fannie Mae, management was unable to determine when or if this impairment will be reversed. In contrast, the Freddie Mac security showed improvement during management's review and the impairment was determined to be not other-than-temporary. The decrease in noninterest income was partially offset by an increase in trust and brokerage income in the amount of $338,000 as a result of the Company's new wealth management and private banking subsidiary. In addition, the Bank recorded a gain on securities of $68,000 from the proceeds of converting Class B Common Shares in the sale of Mastercard stock. In the quarter ended December 31, 2006, MFB recorded a gain on securities of $361,000 as a partial settlement on a WorldCom class action suit.

Noninterest expense increased to $4.3 million for the quarter ended December 31, 2007 from $4.2 million for the quarter ended December 31, 2006. The increase was primarily from increased salaries and employee benefits.

The Company's total assets were $513.8 million as of December 31, 2007 compared to $510.4 million as of September 30, 2007. Cash and cash equivalents increased from $23.5 million at September 30, 2007 to $31.4 million at December 31, 2007. As of December 31, 2007 total securities available for sale were $31.2 million, a decrease of $2.2 million from $33.4 million at September 30, 2007.

Loans receivable decreased from $407.8 million at September 30, 2007 to $404.9 million at December 31, 2007. Mortgage loans decreased by $2.7 million from $201.2 million at September 30, 2007 to $198.5 million at December 31, 2007. Commercial loans outstanding decreased slightly from $153.9 million at September 30, 2007 to $152.9 million at December 31, 2007. Consumer loans, including home equity and second mortgages, increased by $912,000 during the three month period.

During the first quarter ended December 31, 2007, the Company completed secondary market mortgage loan sales totaling $5.5 million and the net gains realized on these loan sales were $101,000 including $60,000 related to recording mortgage servicing rights. During the quarter ended September 30, 2007, the Company completed secondary market mortgage loan sales totaling $3.8 million and the net gains realized on these loan sales were $66,000 including $47,000 related to recording mortgage servicing rights.

The allowance for loan losses at December 31, 2007 was $4.9 million or 1.21% of loans compared to $5.3 million or 1.30% of loans at September 30, 2007. For the first quarter ended December 31, 2007, net charge-offs were $285,000 compared to $40,000 net charge-offs for the quarter ended September 30, 2007.

Total liabilities increased by $2.9 million, from $469.4 million at September 30, 2007 to $472.3 million at December 31, 2007. The Bank's time deposits increased $4.5 million offset by a decrease in savings and NOW deposits of $1.8 million and a decrease in noninterest-bearing demand deposits of $373,000. Advances from the FHLB increased to $127.1 million at December 31, 2007, from $124.3 million at September 30, 2007.

Total shareholders' equity increased by $400,000 to $41.5 million at December 31, 2007 compared to $41.1 million at September 30, 2007. The book value of MFB Corp. stock decreased, from $31.25 at September 30, 2007 to $31.10 at December 31, 2007.

MFB Corp.'s wholly owned federal savings bank subsidiary, MFB Financial (the "Bank") conducts business from their corporate office and main office located in Mishawaka, Indiana and the Bank's eleven banking centers in St. Joseph, Elkhart and Hamilton Counties of Indiana, and also has a mortgage loan office located in New Buffalo in Berrien County, Michigan. The Bank offers a variety of lending, deposit and other financial services to its retail and business customers. The Wealth Management Group of the Bank attracts high net worth clients and offers trust, investment, insurance, broker advisory, retirement plan and private banking services in the Bank's primary counties and Montgomery County, Indiana. For more information, go to www.mfbbank.com.



                           MFB CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
              December 31, 2007 (UNAUDITED) and September 30, 2007
                     (In thousands except share information)

                                                                                      December 31,         September 30,
                                                                                           2007                 2007
                                                                                     -----------------    ------------------
Assets
Cash and due from financial institutions                                                      $ 7,075               $ 7,546
Interest-earning deposits in other financial institutions - short term                         24,352                15,924
                                                                                               ------                ------
    Total cash and cash equivalents                                                            31,427                23,470

Securities available for sale                                                                  31,188                33,409
FHLB Stock and other investments                                                                9,155                 9,718

Loans held for sale                                                                                 -                   612

Mortgage loans                                                                                198,484               201,233
Commercial loans                                                                              152,912               153,945
Consumer loans                                                                                 53,490                52,578
                                                                                              -------               -------
    Loans receivable                                                                          404,886               407,756
Less: allowance for loan losses                                                               (4,919)               (5,298)
                                                                                              -------               -------
        Loans receivable, net                                                                 399,967               402,458

Premises and equipment, net                                                                    19,131                18,506
Mortgage servicing rights, net                                                                  2,194                 2,253
Cash surrender value of life insurance                                                         10,662                10,565
Goodwill                                                                                        1,970                 1,970
Other intangible assets                                                                         1,823                 1,922
Other assets                                                                                    6,275                 5,565
                                                                                              -------               -------
              Total assets                                                                  $ 513,792             $ 510,448
                                                                                              -------               -------
                                                                                              -------               -------
Liabilities and Shareholders' Equity
Liabilities
    Deposits
        Noninterest-bearing demand deposits                                                  $ 38,670              $ 39,043
        Savings, NOW and MMDA deposits                                                        121,913               123,718
        Time deposits                                                                         175,548               171,042
                                                                                              -------               -------
             Total deposits                                                                   336,131               333,803

    Securities sold under agreements to repurchase                                                577                   540
    Federal Home Loan Bank advances                                                           127,052               124,258
    Subordinated debentures                                                                     5,000                 5,000
    Accrued expenses and other liabilities                                                      3,553                 5,790
                                                                                              -------               -------
         Total liabilities                                                                    472,313               469,391

Shareholders' equity
    Common stock, 5,000,000 shares authorized;                                                 12,533                12,500
        shares issued: 1,689,417 - 12/31/07 and 9/30/07;
        shares outstanding: 1,333,671 - 12/31/07 and 1,313,671 - 9/30/07
    Retained earnings - substantially restricted                                               37,934                37,841
    Accumulated other comprehensive income (loss),
        net of tax of ($239) - 12/31/07 and ($159) - 9/30/07                                    (464)                 (308)
    Treasury stock: 355,746 common shares - 12/31/07 and
        375,746 common shares - 9/30/07, at cost                                              (8,524)               (8,976)
                                                                                              -------               -------
        Total shareholders' equity                                                             41,479                41,057
                                                                                              -------               -------
              Total liabilities and shareholders' equity                                    $ 513,792             $ 510,448
                                                                                              -------               -------
                                                                                              -------               -------

                           MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                Three Months Ended December 31, 2007 and 2006 (In
           thousands except per share information and cash dividends)

                                                                                                     Three Months Ended
                                                                                                         December 31,
                                                                                                  2007                   2006
Interest income
    Loans receivable, including fees                                                           $ 6,772                $ 6,307
    Securities - taxable                                                                           491                    740
    Other interest-earning assets                                                                  123                     65
                                                                                                ------                  ------
         Total interest income                                                                   7,386                  7,112
Interest expense
    Deposits                                                                                     2,530                  2,581
    Securities sold under agreements to repurchase                                                   5                      -
    FHLB advances and other borrowings                                                           1,653                  1,471
                                                                                                ------                  ------
         Total interest expense                                                                  4,188                  4,052
                                                                                                ------                  ------
Net interest income                                                                              3,198                  3,060
Provision for loan losses                                                                          (94)                (1,128)
                                                                                                ------                  ------
Net interest income after provision for loan losses                                              3,292                  4,188
Noninterest income
    Service charges on deposit accounts                                                            819                    851
    Trust and brokerage fee income                                                                 449                    111
    Insurance commissions                                                                           11                      8
    Net realized gains from sales of loans                                                         101                     51
    Mortgage servicing asset (impairment)                                                          (58)                   (49)
    Net gain (loss) on securities available for sale                                              (282)                   361
    Earnings on life insurance                                                                     102                     62
    Other income                                                                                   222                    226
                                                                                                ------                  ------
         Total noninterest income                                                                1,364                  1,621
Noninterest expense
    Salaries and employee benefits                                                               2,409                  2,112
    Occupancy and equipment expenses                                                               805                    801
    Professional and consulting fees                                                               217                    218
    Data processing expense                                                                        174                    207
    Business development and marketing                                                              91                    191
    Supplies and communications                                                                    143                    151
    Amortization of intangibles                                                                     99                     97
    Other expense                                                                                  360                     439
                                                                                                ------                  ------
         Total noninterest expense                                                               4,298                  4,216

Income before income taxes                                                                         358                  1,593
Income tax expense                                                                                  16                    442
                                                                                                ------                  ------

Net income                                                                                       $ 342                $ 1,151
                                                                                                ------                  ------
                                                                                                ------                  ------
Basic earnings per common share                                                                  $ 0.26                 $ 0.87
Diluted earnings per common share                                                                $ 0.26                 $ 0.84

Cash dividends declared                                                                         $ 0.190                $ 0.165